UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(781) 761-4646
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders of T2 Biosystems, Inc. (the “Company”) occurred on June 17, 2016.

(b) There were a total of 24,281,703 shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 20,790,210 shares of common stock were represented in person or by proxy; therefore, a quorum was present.  The following proposals were submitted by the Board of Directors to a vote of the stockholders, each of which was approved by the requisite vote. The votes with respect to each proposal are set forth below.

1.                        Proposal 1: Election of Class I Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Joshua Bilenker, M.D.	13,171,231	2,978,667	4,837	4,635,475
Michael Cima	14,265,695	1,884,203	4,837	4,635,475

Pursuant to the foregoing votes, the Class II Director nominees listed above were elected to serve on the Company’s Board of Directors until the Company’s 2019 Annual Meeting of Stockholders.

2.                        Proposal 2: Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

For:	20,623,426
Against:	166,705
Abstain:	79

Pursuant to the foregoing votes, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was ratified and approved.

3.                        Proposal 3: Approval of the amendment and restatement of the Company’s 2014 Incentive Award Plan

For:	12,466,995
Against:	3,626,048
Abstain:	61,692
Broker Non-Votes	4,635,475

Pursuant to the foregoing votes, the amendment and restatement of the Company 2014 Incentive Award Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2016	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer